UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 1, 2014, Proto Labs, Inc. (the “Company”) announced the hiring of John A. Way as Chief Financial Officer, effective as of that date. Mr. Way replaces John Judd, who announced his intention to retire on July 24, 2014.

Most recently and since 2013, Mr. Way, 42, served as Chief Financial Officer of Univita Health, Inc., a privately held home healthcare service provider. From 2012 until 2013, Mr. Way served as Chief Financial Officer of Virtual Radiologic Corporation, a private equity backed technology-enabled provider of remote radiology services. From 2002 to 2012, Mr. Way was with UnitedHealth Group, Inc., with his most recent position being Chief Financial Officer of Optum Collaborative Care, a position he held from 2010 until leaving UnitedHealth in 2012.

Mr. Way will receive an initial annual base salary of $290,000 and will be eligible for an annual target cash incentive bonus payment of 75% of his base salary. In addition, the Company granted Mr. Way an initial equity award in the form of $200,000 of stock options and $200,000 of restricted stock units pursuant to the Company’s 2012 Long-Term Incentive Plan. The number of shares awarded under the stock option grant is 6,520 and was determined using the estimated fair value of the award calculated using the Black-Scholes model with an exercise price of $62.90 per share, which is equal to the closing price of the Company’s common stock as reported by the New York Stock Exchange (the “NYSE”) on December 1, 2014. The number of shares awarded under the restricted stock unit grant is 3,180 and was determined by dividing $200,000 by the closing price of the Company’s common stock as reported by the NYSE on December 1, 2014.  The stock option and restricted stock unit grants will each vest ratably in five annual installments, subject to Mr. Way’s continued employment with the Company and accelerated vesting under certain circumstances.

Beginning in February 2015, and continuing thereafter on an annual basis, Mr. Way will be eligible for an annual equity grant on terms and conditions that are comparable to those applicable to grants made to other senior executives of the Company.

A copy of the press release announcing Mr. Way’s hiring is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1          Press release of Proto Labs, Inc. dated December 1, 2014, announcing the hiring of John A. Way as Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	December 5, 2014	By:	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing

99.1	Press release of Proto Labs, Inc. dated December 1, 2014, announcing the hiring of John A. Way as Chief Financial Officer.	Filed electronically